Exhibit 99.1

Friday, January 25, 2013

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2012; BALANCE SHEET REPOSITIONING IMPACTS EARNINGS; DECLARES 28 CENT DIVIDEND

Lakeville, Connecticut, January 25, 2013 /GlobeNewswire…..Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its fourth quarter and full year ended December 31, 2012.

Selected fiscal year 2012 highlights

Net income available to common shareholders was $3,859,000, or $2.28 per common share, for 2012, compared with $3,588,000, or $2.12 per common share, for 2011.

•	Earnings per common share increased $0.16, or 7.5%, to $2.28.

•	Tax equivalent net interest income decreased $19,000, or 0.1%.

•	Provision for loan losses was $1,070,000, versus $1,440,000 for 2011. Net loan charge-offs were $786,000 and $1,284,000, respectively, for 2012 and 2011.

•	Non-interest income increased $1,658,000, or 29.3%.

•	Non-interest expense increased $1,915,000, or 10.9%. Non-interest expense included certain non-recurring items:

o	Federal Home Loan Bank advance prepayment fee of $450,000
o	Litigation settlement of $400,000
o	Pension curtailment of $342,000
•	Preferred stock dividends were $241,000, versus $524,000 for 2011.

Fourth quarter 2012 dividend

The Board of Directors of Salisbury Bancorp, Inc. declared a $0.28 per common share quarterly cash dividend at their January 25, 2013 meeting. The dividend will be paid on February 22, 2013 to shareholders of record as of February 8, 2013.

Selected fourth quarter 2012 highlights

Net income available to common shareholders was $531,000, or $0.31 per common share, for its fourth quarter ended December 31, 2012 (fourth quarter 2012), compared with $1,094,000, or $0.65 per common share, for the third quarter ended September 30, 2012 (third quarter 2012), and $1,184,000, or $0.70 per common share, for the fourth quarter ended December 31, 2011 (fourth quarter 2011). Fourth quarter 2012 results included a $450,000 non-recurring expense to the FHLBB that will be recovered in 2013 through reduced interest expense

  Earnings per common share decreased $0.34, or 52.3%, to $0.31 versus third quarter 2012, and $0.39, or 55.7%, versus fourth quarter 2011.
  Tax equivalent net interest income decreased $142,000, or 2.9%, versus third quarter 2012, and decreased $288,000, or 5.8%, versus fourth quarter 2011.
  Provision for loan losses was $380,000, versus $330,000 for third quarter 2012 and $580,000 for fourth quarter 2011. Net loan charge-offs were $199,000, versus $359,000 for third quarter 2012 and $531,000 for fourth quarter 2011.
  Non-interest income decreased $10,000, or 0.53%, versus third quarter 2012 and increased $186,000, or 11.0%, versus fourth quarter 2011.
  Non-interest expense increased $641,000, or 13.7%, versus third quarter 2012 and increased $1,085,000, or 25.5%, versus fourth quarter 2011. Non-interest expense for fourth quarter 2012 includes a $450,000 Federal Home Loan Bank advance prepayment fee.
  Preferred stock dividends paid were $46,000, versus $48,000 third quarter 2012 and $39,000 fourth quarter 2011.
  Non-performing assets increased $0.2 million, or 2.37%, to $10.1 million, or 1.68% of total assets, versus third quarter 2012 and decreased $0.7 million, or 6.62%, versus fourth quarter 2011. Loans receivable 30 days or more past due increased $1.8 million to $13.6 million, or 3.47% of gross loans, versus third quarter 2012 and increased $3.9 million versus fourth quarter 2011.

Richard J. Cantele, Jr., President and Chief Executive Officer, stated, “Our fourth quarter earnings were significantly impacted by the following three non-recurring items:

•	Loan charge-off of $193,000 to facilitate the liquidation of a $993,000 non-performing loan relationship

•	OREO loss of $99,000 to liquidate $778,000 of OREO

•	Prepayment fee of $450,000 to prepay $10 million FHLBB advance, which we will recoup in 2013 through interest expense savings

“Excluding these three items, adjusted earnings per share would have been $0.60. These actions better position Salisbury for 2013. Other significant accomplishments for the quarter included:

•	Record commercial loan originations of $20 million
•	Residential mortgage loan originations of $27 million
•	Sales of $13 million of fixed rate mortgage loans, down from $18 million sold last quarter
•	Increase in gross loans receivable of $11.6 million, or 3%
•	Trust and Wealth Advisory fourth quarter year-over-year revenue growth of 13%”

Net Interest Income

Tax equivalent net interest income for fourth quarter 2012 decreased $142,000, or 2.9%, versus third quarter 2012, and $288,000, or 5.8%, versus fourth quarter 2011. Average total interest bearing deposits decreased $9.4 million versus third quarter 2012 and decreased $7.9 million, or 1.96%, versus fourth quarter 2011. Average earning assets decreased $5.2 million versus third quarter 2012 and decreased $5.5 million, or 0.95%, versus fourth quarter 2011. The net interest margin decreased 7 basis points versus third quarter 2012 and decreased 17 basis points versus fourth quarter 2011 to 3.32% for fourth quarter 2012.

Non-Interest Income

Non-interest income for fourth quarter 2012 decreased $10,000 versus third quarter 2012 and increased $186,000 versus fourth quarter 2011. Trust and Wealth Advisory revenues increased $89,000 versus third quarter 2012 and increased $86,000 versus fourth quarter 2011. The year-over-year revenue increase resulted from growth in managed assets and increased estate fees. Service charges and fees were unchanged versus third quarter 2012 and increased $27,000 versus fourth quarter 2011. Income from sales and servicing of mortgage loans decreased $89,000 versus third quarter 2012 due to lower volume, offset in-part by a decrease in the MSR impairment reserve. Income from sales and servicing of mortgage loans increased $78,000 versus fourth quarter 2011 due primarily to higher prices in 2012. Mortgage loan sales totaled $13.4 million for fourth quarter 2012, $18.3 million for third quarter 2012 and $14.8 million for fourth quarter 2011. Fourth quarter 2012, third quarter 2012 and fourth quarter 2011 included mortgage servicing valuation impairment benefits of $73,000, $12,000 and $68,000, respectively.

Non-Interest Expense

Non-interest expense for fourth quarter 2012 increased $641,000 versus third quarter 2012 and increased $1,085,000 versus fourth quarter 2011. Net compensation increased $140,000 versus third quarter 2012 and increased $206,000 versus fourth quarter 2011 due to changes in staffing levels, merit increases and increased employee benefits costs. Premises and equipment costs increased $6,000 versus third quarter 2012 and $12,000 versus fourth quarter 2011 due primarily to increased facilities repairs and equipment replacement costs. Data processing increased $10,000 versus third quarter 2012 and decreased $3,000 versus fourth quarter 2011. Professional fees decreased $2,000 versus third quarter 2012 and increased $85,000 versus fourth quarter 2011 due to increased spending on audit, legal and trust client investment management services. Collections and OREO increased $41,000 versus third quarter 2012 and $271,000 versus fourth quarter 2011 due to increases in delinquent property taxes, OREO losses and legal collection fees. FDIC insurance increased $7,000 versus third quarter 2012 and $68,000 versus fourth quarter 2011. Fourth quarter 2011 included a benefit from a change in the assessment method. The fourth quarter 2012 FHLBB advance prepayment fee of $450,000 resulted from the early prepayment of a $10 million advance due 12/16/2013 with a 4.88% coupon. Other operating expenses decreased $10,000 versus third quarter 2012 and increased $5,000 versus fourth quarter 2011.

The effective income tax rates for fourth quarter 2012, third quarter 2012 and fourth quarter 2011 were 4.32%, 20.63% and 22.01%, respectively.

Loans

Net loans receivable increased $11.4 million during fourth quarter 2012 to $388.8 million at December 31, 2012, compared with $377.4 million at September 30, 2012, and increased $18.0 million for full year 2012, compared with $370.8 million at December 31, 2011.

Asset Quality

Non-performing assets increased $0.2 million during fourth quarter 2012 to $10.1 million, or 1.68% of assets at December 31, 2012, from $9.9 million, or 1.62% of assets at September 30, 2012, and decreased $0.7 million in 2012 from $10.8 million, or 1.78% of assets at December 31, 2011.

Fourth quarter 2012 non-performing assets activity included: $2.3 million of loans placed on non-accrual status; $227,000 of loan charge-offs; $1.0 million of loan repayments; $99,000 of OREO losses; and, $679,000 in proceeds from OREO sales.

At December 31, 2012, 18.2% of non-accrual loans were current with respect to loan payments, compared with 6.1% at September 30, 2012 and 9.9% at December 31, 2011.

Non-performing assets include OREO of $244,000 at December 31, 2012, compared with $641,000 at September 30, 2012, and $2.7 million (representing one property) at December 31, 2011. During fourth quarter 2012 Salisbury acquired title to a residential property that is presently under contract for sale.

Total impaired and potential problem loans decreased $0.8 million, or 2.8%, during fourth quarter 2012 to $27.4 million, or 7.0% of gross loans receivable at December 31, 2012, from $28.1 million, or 7.4% of gross loans receivable at September 30, 2012, and increased $0.7 million for year-to-date 2012 from $26.7 million, or 7.2% of gross loans receivable at December 31, 2011.

Loans past due 30 days or more increased $1.8 million during fourth quarter 2012 to $13.6 million, or 3.47% of gross loans receivable at December 31, 2012, from $11.8 million, or 3.10% of gross loans receivable at September 30, 2012, and increased $4.0 million in 2012 from $9.7 million, or 2.59% of gross loans receivable at December 31, 2011.

The provision for loan losses for fourth quarter 2012 was $380,000 versus $330,000 for third quarter 2012 and $580,000 for fourth quarter 2011. Net loan charge-offs were $199,000, $359,000 and $531,000, for the respective periods. Loan charge-offs for fourth quarter 2012 related to the aforementioned residential property and other non-performing loans. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, remained relatively unchanged at 1.11%, versus 1.10% for third quarter 2012 and 1.09% for fourth quarter 2011.

Salisbury has cooperative relationships with the vast majority of its non-performing loan customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Capital

Book value and tangible book value per common share increased $0.96 and $0.99, respectively, during fourth quarter, to $33.14 and $26.85, respectively. Tangible book value excludes goodwill and core deposit intangibles.

Shareholders’ equity increased $1.6 million in fourth quarter 2012 to $72.0 million at December 31, 2012. Contributing to the increase in shareholders’ equity for fourth quarter 2012 was net income of $0.5 million and other comprehensive income of $1.6 million, less common and preferred stock dividends of $0.5 million. Effective December 31, 2012 Salisbury curtailed its defined benefit pension plan, resulting in a decrease in its pension liability recognized in other comprehensive income, net of tax, of $1.6 million.

Both Salisbury and the Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At December 31, 2012 the Bank’s Tier 1 leverage and total risk-based capital ratios were 8.15% and 13.77%, respectively, compared with regulatory “well capitalized” minimums of 5.00% and 10.00%, respectively. Salisbury’s Tier 1 leverage and total risk-based capital ratios were 9.87% and 16.63%, respectively.

In August 2011, Salisbury received $16 million of capital from the U.S. Treasury’s Small Business Lending Fund (the “SBLF”) program and repaid the $8.8 million of capital received in 2009 from the U.S. Treasury’s Capital Purchase Program. The SBLF program was established to encourage lending to small businesses by providing Tier 1 capital to qualified community banks with assets of less than $10 billion. To date Salisbury has used this capital to increase its portfolio of qualified small business loans by $27.5 million and to augment its regulatory capital ratios.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company; a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains and Millerton, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ materially from results discussed in the forward-looking statements.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	December 31, 2012	December 31, 2011
ASSETS
Cash and due from banks	$9,545	$4,829
Interest bearing demand deposits with other banks	34,029	32,057
Total cash and cash equivalents	43,574	36,886
Securities
Available-for-sale at fair value	126,287	155,794
Held-to-maturity at amortized cost (fair value: $- and $52)	-	50
Federal Home Loan Bank of Boston stock at cost	5,747	6,032
Loans held-for-sale	1,879	948
Loans receivable, net (allowance for loan losses: $4,360 and $4,076)	388,758	370,766
Other real estate owned	244	2,744
Bank premises and equipment, net	11,520	12,023
Goodwill	9,829	9,829
Intangible assets (net of accumulated amortization: $1,745 and $1,523)	798	1,020
Accrued interest receivable	1,818	2,126
Cash surrender value of life insurance policies	7,295	7,037
Deferred taxes	-	829
Other assets	3,064	3,200
Total Assets	$600,813	$609,284
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$98,850	$82,202
Demand (interest bearing)	65,991	66,332
Money market	128,501	124,566
Savings and other	103,985	94,503
Certificates of deposit	93,888	103,703
Total deposits	491,215	471,306
Repurchase agreements	1,784	12,148
Federal Home Loan Bank of Boston advances	31,980	54,615
Accrued interest and other liabilities	3,837	4,353
Total Liabilities	528,816	542,422
Shareholders' Equity
Preferred stock - $.01 per share par value
Authorized: 25,000; Issued: 16,000 (Series B);
Liquidation preference: $1,000 per share	16,000	16,000
Common stock - $.10 per share par value
Authorized: 3,000,000;
Issued: 1,689,691 and 1,688,731	169	169
Paid-in capital	13,158	13,134
Retained earnings	40,233	38,264
Accumulated other comprehensive income (loss), net	2,437	(705)
Total Shareholders' Equity	71,997	66,862
Total Liabilities and Shareholders' Equity	$600,813	$609,284

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Periods ended December 31,	Three months ended		Twelve months ended
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest and dividend income
Interest and fees on loans	$4,376	$4,675	$18,054	$18,666
Interest on debt securities
Taxable	515	769	2,454	3,041
Tax exempt	491	549	2,030	2,210
Other interest and dividends	44	36	120	127
Total interest and dividend income	5,426	6,029	22,658	24,044
Interest expense
Deposits	543	716	2,414	3,165
Repurchase agreements	2	16	23	63
Federal Home Loan Bank of Boston advances	447	559	1,845	2,331
Total interest expense	992	1,291	4,282	5,559
Net interest income	4,434	4,738	18,376	18,485
Provision for loan losses	380	580	1,070	1,440
Net interest and dividend income after provision for loan losses	4,054	4,158	17,306	17,045
Non-interest income
Trust and wealth advisory	772	686	2,945	2,548
Service charges and fees	561	534	2,189	2,090
Gains on sales of mortgage loans, net	394	318	1,596	687
Mortgage servicing, net	76	74	(21)	65
Gains on securities, net	-	-	279	11
Other	74	79	326	255
Total non-interest income	1,877	1,691	7,314	5,656
Non-interest expense
Salaries	1,880	1,768	7,149	6,970
Employee benefits	668	574	2,912	2,493
Premises and equipment	609	597	2,408	2,330
Data processing	379	382	1,569	1,410
Professional fees	297	212	1,212	1,099
Collections and OREO	342	71	709	590
Litigation settlement	-	-	400	-
FDIC insurance	123	55	486	596
Marketing and community support	89	98	356	343
Amortization of intangibles	56	56	222	222
FHLBB advance prepayment fee	450	-	450	-
Other	441	436	1,681	1,586
Total non-interest expense	5,334	4,249	19,554	17,639
Income before income taxes	597	1,600	5,066	5,062
Income tax provision	26	352	989	950
Net income	$571	$1,248	$4,077	$4,112
Net income available to common shareholders	$531	$1,184	$3,859	$3,588

Basic and diluted earnings per common share	$0.31	$0.70	$2.28	$2.12
Common dividends per share	0.28	0.28	1.12	1.12

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011
Total assets	$600,813	$611,037	$600,857	$598,950	$609,284
Loans receivable, net	388,758	377,377	377,212	371,709	370,766
Total securities	132,034	131,412	141,409	151,666	161,876
Deposits	491,215	490,206	477,910	472,686	471,306
FHLBB advances	31,980	42,392	42,801	43,207	54,615
Shareholders’ equity	71,997	70,374	69,126	68,067	66,862
Wealth assets under management	388,113	388,807	372,506	377,259	360,700
Non-performing loans	9,860	9,229	8,409	7,606	8,076
Non-performing assets	10,104	9,870	8,409	7,606	10,820
Accruing loans past due 30-89 days	5,629	3,152	2,459	4,180	2,460
Net interest and dividend income	4,434	4,572	4,687	4,683	4,738
Net interest and dividend income, tax equivalent	4,705	4,847	4,983	4,962	4,993
Provision for loan losses	380	330	180	180	580
Non-interest income	1,877	1,887	1,890	1,659	1,691
Non-interest expense	5,334	4,693	5,026	4,500	4,249
Income before income taxes	597	1,436	1,370	1,661	1,600
Income tax provision	26	296	254	412	352
Net income	571	1,140	1,116	1,250	1,248
Net income available to common shareholders	531	1,094	1,069	1,167	1,184

Per share data
Basic and diluted earnings per common share	$0.31	$0.65	$0.63	$0.69	$0.70
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	33.14	32.18	31.44	30.83	30.12
Tangible book value per common share - Non-GAAP⁽¹⁾	26.85	25.86	25.09	24.44	23.69

Weighted average equivalent common shares outstanding, diluted	1,690	1,690	1,689	1,689	1,689
Common shares outstanding at end of period	1,690	1,690	1,690	1,689	1,689

Profitability ratios
Net interest margin (tax equivalent)	3.32%	3.39%	3.58%	3.54%	3.49%
Efficiency ratio⁽¹⁾	71.45	66.05	66.39	66.86	62.83
Non-interest income to operating revenue	29.74	29.21	25.73	26.02	26.30
Effective income tax rate	4.32	20.63	18.54	24.82	22.01
Return on average assets	0.35	0.71	0.72	0.78	0.77
Return on average common shareholders’ equity	3.85	8.05	8.10	9.05	9.20

Credit quality ratios
Net charge-offs to average loans receivable, gross	0.21%	0.38%	0.15%	0.10%	0.57%
Non-performing loans to loans receivable, gross	2.51	2.43	2.21	2.03	2.16
Accruing loans past due 30-89 days to loans receivable, gross	1.44	0.83	0.65	1.12	0.66
Allowance for loan losses to loans receivable, gross	1.11	1.10	1.11	1.11	1.09
Allowance for loan losses to non-performing loans	44.22	45.28	50.04	54.77	50.47
Non-performing assets to total assets	1.68	1.62	1.40	1.27	1.78

Capital ratios
Common shareholders' equity to assets	9.32%	8.90%	8.84%	8.69%	8.35%
Tangible common shareholders' equity to assets - Non-GAAP⁽¹⁾	7.69	7.28	7.18	7.02	6.69
Tier 1 leverage capital	9.87	9.78	9.92	9.69	9.45
Total risk-based capital	16.63	17.00	16.65	16.34	15.97

 ⁽¹⁾ Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011
Shareholders' Equity	$71,997	$70,374	$69,126	$68,067	$66,862
Less: Preferred Stock	(16,000)	(16,000)	(16,000)	(16,000)	(16,000)
Common Shareholders' Equity	55,997	54,374	53,126	52,067	50,862
Less: Goodwill	(9,829)	(9,829)	(9,829)	(9,829)	(9,829)
Less: Intangible assets	(798)	(853)	(909)	(964)	(1,020)
Tangible Common Shareholders' Equity	$45,370	$43,692	$42,388	$41,274	$40,013
Total Assets	$600,813	$611,037	$600,857	$598,950	$609,284
Less: Goodwill	(9,829)	(9,829)	(9,829)	(9,829)	(9,829)
Less: Intangible assets	(798)	(853)	(909)	(964)	(1,020)
Tangible Total Assets	$590,186	$600,355	$590,119	$588,157	$598,435
Common Shares outstanding	1,690	1,690	1,690	1,689	1,689

Book value per Common Share – GAAP	$33.14	$32.18	$31.44	$30.83	$30.12
Tangible book value per Common Share - Non-GAAP	26.85	25.86	25.09	24.44	23.69

Common Equity to Assets – GAAP	9.32%	8.90%	8.84%	8.69%	8.35%
Tangible Common Equity to Assets – Non-GAAP	7.69	7.28	7.18	7.02	6.69

Non-interest expense	$5,334	$4,693	$5,026	$4,500	$4,249
Less: Amortization of core deposit intangibles	(56)	(56)	(56)	(56)	(56)
Less: Foreclosed property expense	(125)	(39)	7	(24)	7
Less: Nonrecurring expenses
Pension plan curtailment	-	-	(341)	-	-
FHLBB prepayment fee	(450)	-	-	-	-
Litigation settlement	-	(150)	(250)	-	-
Operating Expenses	$4,703	$4,448	$4,386	$4,420	$4,200
Net interest and dividend income, tax equivalent	$4,705	$4,847	$4,983	$4,962	$4,993
Non-interest income	1,877	1,887	1,890	1,659	1,691
Less: Gains on securities, net	-	-	(267)	(12)	-
Operating Revenue	$6,582	$6,734	$6,606	$6,609	$6,684
Efficiency Ratio	71.45%	66.05%	66.39%	66.86%	62.83%